FIFTEENTH AMENDMENT TO THE

AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTEENTH AMENDMENT effective as of the last date on the signature block, to the Amended and Restated Transfer Agent Servicing Agreement dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A of the Agreement, the funds list of the Company, to add the following funds:

-	SGI Enhanced Market Leaders ETF
-	F/m Ultrashort Treasury Inflation-Protected Security (TIPS) ETF
-	F/m High Yield 100 ETF

WHEREAS, the parties desire to amend the Agreement to update Schedule I and Schedule II of the Agreement, and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

2. Effective January 1, 2025, Schedule I of the Agreement is hereby superseded and replaced in its entirety with Amended Schedule I attached hereto.

3. Effective January 1, 2025, Schedule II of the Agreement is hereby superseded and replaced in its entirety with Amended Schedule II attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name:	James G. Shaw	Name:	Gregory Farley
Title:	CFO/COO & Secretary	Title:	Sr. Vice President
Date:	2/20/2025	Date:	2/20/25

Exhibit A

The Separate Mutual Fund Series and ETF Series of

The RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund

Abbey Capital Master Offshore Fund Limited

Abbey Capital Multi Asset Fund

Abbey Capital Offshore Fund SPC

Abbey Capital Onshore Series LLC

ACMAF Master Offshore Limited

ACMAF Offshore SPC

ACMAF Onshore Series LLC

Adara Smaller Companies Fund

Aquarius International Fund

Boston Partners All-Cap Value Fund

Boston Partners Emerging Markets Dynamic Equity Fund

Boston Partners Emerging Markets Fund

Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Global Sustainability Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Small Cap Value Fund II

Campbell Systematic Macro Fund

Campbell Systematic Macro Offshore Limited

F/m 10-Year Investment Grade Corporate Bond ETF

F/m 9-18 Month Investment Grade Corporate Bond ETF

F/m 15+ Year Investment Grade Corporate Bond ETF

F/m 20-Year Investment Grade Corporate Bond ETF

F/m 2-Year Investment Grade Corporate Bond ETF

F/m 30-Year Investment Grade Corporate Bond ETF

F/m 3-Year Investment Grade Corporate Bond ETF

F/m 5-Year Investment Grade Corporate Bond ETF

F/m 6-Month Investment Grade Corporate Bond ETF

F/m 7-Year Investment Grade Corporate Bond ETF

F/m Opportunistic Income ETF

F/m Investments Large Cap Focused Fund

F/m Emerald Life Sciences Innovation ETF

F/m Ultrashort Treasury Inflation-Protected Security (TIPS) ETF

F/m High Yield 100 ETF

Free Market Fixed Income Fund

Free Market International Equity Fund

Free Market US Equity Fund

Matson Money Fixed Income VI Portfolio

Matson Money International Equity VI Portfolio

Matson Money U.S. Equity VI Portfolio

Motley Fool 100 Index ETF

Motley Fool Capital Efficiency 100 Index ETF

Motley Fool Global Opportunities ETF

Motley Fool Mid-Cap Growth ETF

Motley Fool Next Index ETF

Motley Fool Small-Cap Growth ETF

Oakhurst Fixed Income Fund

Oakhurst Short Duration Bond Fund

Oakhurst Short Duration High Yield Credit Fund

Optima Strategic Credit Fund

SGI Dynamic Tactical ETF

SGI Enhanced Core ETF

SGI Enhanced Global Income ETF

SGI Enhanced Market Leaders ETF

SGI Enhanced Nasdaq-100 ETF

SGI Global Equity Fund

SGI Peak Growth Fund

SGI Prudent Growth Fund

SGI Small Cap Core Fund

SGI U.S. Large Cap Core ETF

SGI U.S. Large Cap Equity Fund

SGI U.S. Large Cap Equity VI Portfolio

US Treasury 3 Month Bill ETF

US Treasury 6 Month Bill ETF

US Treasury 12 Month Bill ETF

US Treasury 20 Year Bond ETF

US Treasury 30 Year Bond ETF

US Treasury 2 Year Note ETF

US Treasury 3 Year Note ETF

US Treasury 5 Year Note ETF

US Treasury 7 Year Note ETF

US Treasury 10 Year Note ETF

WPG Partners Select Hedged Fund

WPG Partners Select Small Cap Value Fund

WPG Partners Small Cap Value Diversified Fund

Schedule I

Mutual Fund Fees

Transfer Agent, Shareholder & Account Services Fee Schedule

Annual Service Charges to the Fund

▪	Open Accounts NSCC Level 3 $[ ] per open account
▪	Open Accounts Direct $[ ] per open account
▪	Open Accounts Direct Load $[ ] per open account
▪	Closed (zero balance) Accounts $[ ] per closed account

Activity Charges

▪	Telephone Calls - $[ ] per minute
▪	Voice Response Calls - $[ ] per call
▪	Manual Shareholder Transaction - $[ ] per event
▪	Correspondence - $[ ] per event
▪	Omnibus Account Transaction
o	First [ ]transactions - $[ ] per transaction
o	Next [ ] transactions - $[ ] per transaction
o	Next [ ] transactions - $[ ] per transaction
o	Remaining transactions - $[ ] per transaction
▪	Daily Valuation/Manual 401k Trade - $[ ] per trade (purchase and redemption) and additional $[ ] for each wire out
▪	NSCC System Interface - $[ ] annually per CUSIP
▪	Short-Term Trader Reporting (all rates are monthly)
o	[ ] days of less; $[ ] per open account
o	[ ]-[ ] days; $[ ] per open account
o	[ ]-[ ] days; $[ ] per open account
o	[ ] days – [ ] year; $[ ] per open account
o	[ ] year – [ ] years; $[ ] per open account
▪	Excessive Trader – $[ ] per year per open account
▪	12b-1 Aging – $[ ] per account

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Additional Services Fee Schedule

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

▪	$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
▪	$[ ] per transfer to successor trustee
▪	$[ ] per participant distribution (Excluding SWPs)
▪	$[ ] per refund of excess contribution
▪	$[ ] per reconversion/recharacterization

Additional Shareholder Paid Fees

▪	$[ ] per outgoing wire transfer or overnight delivery
▪	$[ ] per telephone exchange
▪	$[ ] per return check or ACH or stop payment
▪	$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Digital Investor

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

▪	Implementation
▪	$[ ] per fund group
▪	Annual Base Fee - $[ ] per year

Activity Fees
Per Login	$[ ] per event
Login Challenge (email or SMS Text)	$[ ] per event
Inquiry	$[ ] per event
Account Maintenance	$[ ] per event
Transaction – financial transactions, duplicate statements requests, etc.	$[ ] per event
New Account Set-up	$[ ] per event
Bank Verification Attempt	$[ ] per event

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements – $[ ] initial setup fee

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Investor Statements – $[ ] initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Tax Statements – $[ ] initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

▪	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents – $[ ] initial setup fee

Related Digital Investor Fees

▪	View Consent Enrollment – $[ ] per transaction
▪	Consent Enrollment – $[ ] per transaction
▪	View Statements – $[ ] per view

Notes:

▪	Statements presented as PDF documents
▪	Statements will be loaded for all accounts, regardless of consent
▪	[ ] year minimum term
▪	Storage for [ ]years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for [ ] years and greater, if desired

Digital Investor customization charges apply

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

▪	Base Fee Per Management Company – file generation and delivery – $[ ] per year
▪	Per Record Charge

•	Rep/Branch/ID – $[ ]
•	Dealer – $[ ]
▪	Price Files – $[ ] per record or $[ ] per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

▪	Account inquiry
•	Inquiry - $[ ] per event
•	Vision ID - $[ ] per month per ID
▪	Transaction Processing*
•	Implementation Fee - $[ ] per Management Company
•	Transaction – purchase, redeem, and exchange - $[ ] per event
•	Monthly Minimum Charge - $[ ] per month
▪	Electronic Statements*
•	Implementation- $[ ] per fund group
•	Load charges-$[ ] per image
•	Archive charge (for any image stored beyond [ ] years)-$[ ] per document

*Vision ID and event charges also apply.

•	Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below [ ] IDs	$[ ]	$[ ]
[ ]-[ ] IDs	$[ ]	$[ ]
[ ] IDs and above	$[ ]	$[ ]

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

▪	$[ ] per Email

Client Web Data Access

U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

▪	STAT – Statement and Tax Form Storage & Retrieval
•	Setup: $[ ] per user
•	Support: $[ ] per user per month

Additional Data Delivery Services

▪	Ad Hoc/PowerSelect File Development
•	Standard ad-hoc select: $[ ] per file
•	Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
•	Support: $[ ] per file per month for recurring files/reports scheduled for delivery.
•	Recurring files scheduled for delivery via Pivot or Managed File Services.
▪	Custom Electronic File Exchange (MFS delivery of standard TIP files)
•	Setup: $[ ] one-time fee
•	Support: $[ ] per file per month

Chat Services

▪	Implementation Fee – $[ ]
▪	Monthly Fee – $[ ] per month
▪	Per Chat Fee – $[ ] per chat or $[ ] per minute of chat

Virtual Assistant

▪	$[ ] Implementation Fee
▪	$[ ] per month administration fee

Electronic Form Delivery and Signature Capture

▪	Implementation fee – $[ ] (includes [ ] forms)
▪	Additional setup fee – $[ ] for each additional form and email template
▪	Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
▪	Monthly minimum fee – $[ ] per month
▪	Per electronic envelope Fee – $[ ]

Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•	$[ ] implementation
•	$[ ] per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•	$[ ] implementation
•	$[ ] per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•	$[ ] implementation
•	$[ ] per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•	$[ ] implementation
•	$[ ] per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
•	$[ ] implementation
•	$[ ] per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•	$[ ] implementation
•	$[ ] per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•	$[ ] per month

Programming Services

▪	$[ ] per hour (subject to change)
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
•	Fund setup programming (transfer agent system, statements, options, etc.)
•	Customized service development
•	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•	All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

▪	$[ ] per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:

▪	$[ ] setup per fund group
▪	$[ ] per month administration
▪	$[ ] per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

▪	$[ ] per fund group per month

CTI Reporting

•	Integrated custom detailed call reporting – $[ ] per monthly report

Literature Fulfillment Services

■	Account Management/Database Administration
●	$ [ ] per month
●	$ [ ] per SKU - Receiving
●	$ [ ] per order - Order Processing
●	$ [ ] per month per location - Skid Storage
●	$ [ ] per SKU - Disposal

■	Inbound Tele servicing Only
●	$ [ ] per month Account Management (OR)
●	$ [ ] per call, Call Servicing

■	Lead Source Reporting
●	$ [ ] per month

■	Closed Loop Reporting
●	$ [ ] per month, Account Management
●	$ [ ] per fund group, Database Installation, Setup

■	Miscellaneous Expenses

Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

▪	$[ ] per Month

Fund Event* Services

▪	Programming & File Delivery – $[ ]/hour
▪	Project Management/Analysis – $[ ]/hour
▪	Account Data Retention – $[ ]/account/month until purged*
▪	CUSIP Data Retention – $[ ]/CUSIP/month until purged*

*	Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent). FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP – $[ ] per CUSIP
▪	Expedited CUSIP Setup – $[ ] per CUSIP (Less than [ ] days)

Fund Characteristic Change

▪	Fund Name Change – $[ ] per fund/ per change
▪	Fund CUSIP Change – $[ ] per fund/ per change

Schedule II

ETF Fees

Base Fee for Accounting, Administration, Transfer Agent Services

The following reflects the greater of the basis point fee or annual minimum for series of the Fund Complex

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets on Complex

[ ] basis points on the first $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the balance

Minimum Complex Fee: $[ ] per fund

Data Services

Pricing and Security Setup Services

For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

▪	$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
▪	$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
▪	$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
▪	$[ ]– Bank Loans
▪ Derivative	Instruments are generally charged at the following rates:
o	$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o	$[ ] – Swaptions
o	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>[ ]per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services (security paydown & prepayment time series)

▪	$[ ] per Foreign Equity Security per Month for Corporate Action Services
▪	$[ ] per Domestic Equity Security per Month for Corporate Action Services
▪	$[ ] per CMO and Asset Backed Security per Month for Factor Services
▪	$[ ] per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees

▪	$[ ] annual complex base fee

Mutual Fund to ETF Conversion Fees

▪	Conversion project fee – TBD
▪	Transfer Agent fees for legacy mutual fund shareholder accounts
o	$[ ] annual fee per fund while any accounts are still open
o	$[ ] per open account

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund
▪	Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Daily Compliance Services

■	$ [ ] per fund group per year - Base fee
■	Additional fee of $[ ] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User ([ ] OTC derivatives)	$[ ]
Full Derivative User (with [ ]-[ ] OTC derivatives)	$[ ]
Full Derivative User (with [ ] or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]

*	Additional fees may apply from index providers

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]

▪	Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

TSR Pricing

$[ ] per year per fund for the first class plus

$[ ] per year per class after the first class